ESCROW AGREEMENT

February 2, 2009

Thomas E. Boccieri, Esq.
Escrow Agent
561 Schaefer Avenue
Oradell, New Jersey 07649

Gentlemen:

Reference is made to a certain Secured Full Recourse Promissory Note (the "Note") and Stock Pledge Agreement (the "Pledge Agreement") (together, the "Loan Documents") entered into contemporaneously herewith among HIGH WATER CAPITAL MANAGEMENT, LLC, a Texes limited liability company, having an office at 701 Brazos Street, Suite 500, Austin, Texas 78701 ("LLC"), ETERNAL IMAGE, INC., a Delaware corporation having its principal offices at 28800 Orchard Lake Road, Suite 130, Farmington Hills, MI 48334 ("ETNL" or the "Corporate Co-Maker"), and CLINT MYTYCH, an individual domiciled in the State of Michigan ("MYTYCH" or the "Individual Co-Maker" or the "Pledgor"), (all capitalized terms used in this Escrow Agreement which are not defined herein, but which are defined in the Loan Documents, shall have the respective meanings ascribed thereto in the Loan Documents).

This instrument shall constitute an Escrow Agreement among LLC, ETNL, MYTYCH and you as Escrow Agent whereby the Escrow Agent agrees to hold the SHARES in escrow upon the following terms and conditions:

1. In accordance with paragraph 5 of the Note and paragraph 1 of the Pledge Agreement, MYTYCH has agreed to deliver to the Escrow Agent the SHARES. In connection therewith, MYTYCH shall deliver a certificate or certificates in the total amount of 12,500,000 common shares of ETNL together with a stock power(s) for each certificate, duly executed (with the date and number of shares left blank). The Escrow Agent is authorized on or after such date to release the Certificate Documents pursuant to the terms hereof.

2. The Escrow Agent is hereby irrevocably authorized and instructed that the Escrow Agent may release from escrow and deliver to LLC the SHARES in the event of a default by ETNL and/or MYTYCH under the terms and provisions of the Loan Documents. Upon the happening of the foregoing, the Escrow Agent shall be permitted to release the SHARES in escrow together with a duly executed stock power(s) for each certificate to LLC within five (5) days after notice of any such event is given in writing to the Escrow Agent by LLC, with a copy to ETNL and to MYTCH, and ETNL or MYTYCH has not objected in writing within such five (5) day period to LLC and the Escrow Agent.

3. Alternatively, the Escrow Agent is hereby irrevocably authorized and instructed that the Escrow Agent may release from escrow and deliver to MYTYCH the SHARES in the event that the Note has been fully and timely satisfied as described in the Loan Documents. Upon the happening of the foregoing, the Escrow Agent shall be permitted to release the SHARES in escrow together with a duly executed stock power(s) for each certificate to MYTYCH five (5) days after notice of any such event is given in writing to the Escrow Agent by MYTYCH, with a copy to LLC and to ETNL and ETNL or MYTYCH has not objected in writing within such five (5) day period to MYTYCH and the Escrow Agent.

4. The Escrow Agent may assume that any notice, instruction or other information received by it hereunder is authentic, true and correct and has been duly and validly given, pursuant to due authorization by or on behalf of the person by which or on behalf of which it purports to be given, and the Escrow Agent shall have no duty to inquire with respect thereto.

5. LLC, MYTYCH and ETNL hereby agree to indemnify the Escrow Agent for and hold it harmless against any loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against the Escrow Agent, arising out of or in connection with its entering into this Escrow Agreement, the performance of its duties hereunder and otherwise in respect hereof, including the costs and expenses of defending itself against any claim or liability, except that LLC, MYTYCH and ETNL shall not be liable hereunder as to matters in respect of which the Escrow Agent is determined to have acted with gross negligence or in bad faith. The Escrow Agent shall have no liability to LLC, MYTYCH or ETNL, or any other person in respect to any action taken or any failure to act in respect of this Escrow Agreement if such action was taken or omitted to be taken in good faith.

6. If any controversy arises among LLC, ETNL and MYTYCH or with any third party with respect to the release of the SHARES being held in escrow, Escrow Agent shall not be required to resolve the same or to take any action to do so but may, at the Escrow Agent's discretion, institute such interpleader, arbitration or other proceedings as Escrow Agent deems required or proper. In the event the Escrow Agent resigns, a successor Escrow Agent shall be appointed by LLC which successor Escrow Agent shall act in place and stead of the resigning Escrow Agent with the same rights and powers afforded to the resigning Escrow Agent hereunder.

7. All notices or other communications given or made pursuant hereto shall be in writing and shall be deemed given if delivered personally or sent by certified mail, return receipt requested, or overnight courier to the parties at their last known addresses.

8. This Escrow Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto, and the Escrow Agent shall be subject to no implied duties or obligations.

9. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

10. The Escrow Agent fee for the Escrow Agent to be available for the services described herein is $1,500 due and payable upon the execution of this agreement and non-refundable. Pursuant to paragraph 8(a) of the Note, the fee is the responsibility of MYTYCH and ETNL.

11. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Escrow Agreement shall be binding and become effective when each party hereto shall have received by facsimile a counterpart hereof signed by the other parties hereto and the Amendatory Agreement shall have been executed and delivered as aforesaid by all parties thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereof.

HIGH WATER CAPITAL MANAGEMENT, LLC,

By: ____________________
Sanford Whitehouse, Sr. Managing Partner

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CLINT MYTYCH, INDIVIDUALLY

ETERNAL IMAGE, INC.

By: ____________________
Clint Mytych, President

AGREED AND ACCEPTED:

THOMAS E. BOCCIERI, ESQ.
ESCROW AGENT

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